EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Urologix, Inc.:

We consent to the use of our report dated August 4, 2004, with respect to the balance sheets of Urologix, Inc. as of June 30, 2004 and 2003, and the related statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended June 30, 2004, incorporated herein by reference.

/s/ KPMG LLP

Minneapolis, Minnesota
May 10, 2005

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